UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2015
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 600, Dallas, Texas 75225
(Address of principal executive offices) (zip code)
(214) 981-0700
(Registrant’s telephone number, including area code)

3738 Oak Lawn Avenue, Dallas, Texas 75219
(Former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2015, Matthew S. Ramsey was appointed as President and Chief Operating Officer of Energy Transfer Partners, L.L.C. (“ETP LLC”), the general partner of Energy Transfer Partners GP, L.P. (“ETP GP”), which is the general partner of Energy Transfer Partners, L.P. (the “Partnership”). Mr. Ramsey, age 60, has served as a member of the Board of Directors of Energy Transfer Equity, L.P. (NYSE: ETE), the owner of the Partnership’s general partner, since 2012 and will continue to serve in that capacity. Mr. Ramsey has also joined the Board of Directors of ETP LLC effective immediately. He will continue to serve as Chairman of the Sunoco LP Board of Directors.

Mr. Ramsey steps into the role previously held by Marshall S. (Mackie) McCrea, who was promoted to Group Chief Operating Officer and Chief Commercial Officer of ETE, also effective November 9, 2015.

Mr. Ramsey has over 35 years of experience in the energy industry. Most recently, he served as the President of RPM Exploration, Ltd., a private oil and gas exploration partnership generating and drilling 3-D seismic prospects on the Gulf Coast of Texas. Mr. Ramsey is also President of Ramsey Energy Management, LLC, the general partner of Ramsey Energy Partners, I, Ltd., a private oil and gas partnership, and President of Dollarhide Management, LLC, the general partner of Deerwood Investments, Ltd., a private oil and gas partnership. Additionally, Mr. Ramsey is President of Gateshead Oil, LLC, a private oil and gas partnership. He also serves as Manager of MSR Energy, LLC, the general partner of Shafter Lake Energy Partners, Ltd., a private oil and gas exploration limited partnership. None of the companies mentioned in this paragraph is a parent, subsidiary or other affiliate of the Partnership.

Mr. Ramsey will receive an annual base salary of $625,000 and will be eligible to participate in the Partnership’s Annual Bonus Plan, which plan may be amended from time to time (the “Bonus Plan”), at a bonus pool target of 135% of his annual base salary. Actual bonus payments under the Bonus Plan will be at the discretion of the Partnership’s compensation committee and generally will be based upon the Partnership’s performance as compared to stated objectives and certain other factors as may be determined from time to time. Mr. Ramsey will also be eligible for long-term incentive awards under the Partnership’s Second Amended and Restated 2008 Long-Term Incentive Plan (the “LTIP”) at an annual equity pool target of 600% of his annual base salary. Actual incentive equity awards under the LTIP are at the discretion of the Partnership’s compensation committee and are generally based on Partnership and individual performance. Mr. Ramsey will also be eligible to participate in all benefit and retirement plans on the same terms and conditions as other Partnership executives.

There are no arrangements or understandings between Mr. Ramsey and any other person pursuant to which he was selected as an officer. There are no existing relationships between Mr. Ramsey, ETP LLC, ETP GP, the Partnership or any of their respective subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By:Energy Transfer Partners GP, L.P., its general partner

By:Energy Transfer Partners, L.L.C., its general partner

Date: November 11, 2015	/s/ Thomas P. Mason Thomas P. Mason Senior Vice President, General Counsel and Secretary